Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERNATIONAL COAL GROUP ISSUES REVISED GUIDANCE FOR 2006

Scott Depot, West Virginia, September 12, 2006 - International Coal Group, Inc. (NYSE-ICO) today announced that it has lowered its outlook for the Company’s 2006 financial performance as a result of idling its Sycamore 2 mine and continued cost pressures at specific mining operations in the Central and Northern Appalachian regions.

The Sycamore 2 mine, located in Harrison County, West Virginia, and planned for full production of approximately 1.9 million tons annually, has been idled. The Company has previously disclosed that the Sycamore 2 mine had struggled with adverse geologic conditions for most of the past year. Although these conditions briefly improved in the second quarter, the mine subsequently encountered additional geologic and mine development concerns, the results of which will significantly impact the third quarter. The mine will remain idled during the fourth quarter, which the Company expects will minimize the financial impact for the balance of the year. The Company expects to reconfigure the mine and resume operations as a small-scale production unit late in the fourth quarter or early in 2007.

In response to cost pressures at certain other operations, coupled with the relative softening in recent coal prices, the Company has also announced the implementation of substantial production cutbacks. In addition to its actions at Sycamore 2, the Company intends to idle approximately 1.7 million tons of high-cost production, comprised of approximately 700,000 annual tons in its Northern Appalachian operations and approximately 1.0 million tons in its Central Appalachian operations. These production cutbacks will be implemented over the next three to five days.

“This year has been an extraordinarily trying one for our management group with our focus diverted among several problems during the first half,” said Ben Hatfield, president and CEO of ICG. “Like many of our peers in the coal industry, we have tolerated certain high cost operations in anticipation of a market rebound. Even though we have been successful in placing a substantial volume of forward sales at attractive prices throughout this year, we have reached a price point in the market that dictates short-term adjustments in exchange for better long-term returns for our shareholders. Eight of our eleven mining complexes are performing reasonably well, so we will focus intensely on cutting costs and optimizing performance at the operations that are not meeting expectations.”

Based on these events, the Company now offers the following guidance for 2006:

•	Coal production from ICG operations in 2006 is now projected at approximately 17 million tons, with sales of approximately 20 million tons, compared to previous 2006 full year guidance of 18 million tons, with sales of approximately 22 million tons.

•	Total revenues for 2006 are now projected to be approximately $0.9 billion, down from approximately $1.0 billion as previously projected.

•	With respect to financial performance for the balance of this year, Sycamore 2 and other operating issues will most severely impact third quarter performance. EBITDA for the third quarter is now projected to be in the range of $8 million to $10 million. Fourth quarter EBITDA is projected to be in the range of $25 million to $30 million. 2006 EBITDA is now projected to be in the range of $65 million to $70 million, down from the previous projection of $130 million to $150 million.

•	Including the effects of the unusual first half events of the Sago mine accident and the Viper mine fire, which negatively impacted earnings by approximately $15 million to date, earnings for the full year are now projected to be a net loss of between $10 million and $15 million, or a net loss of $0.07 to $0.10 per fully diluted share, compared to earlier guidance of $23 million to $33 million and $0.15 to $0.21 per fully diluted share.

•	Although ICG’s policy is not to offer earnings guidance beyond the current year, production and sales guidance for 2007 have been revised. The Company now expects 2007 production of 17 million to 19 million tons, with sales of approximately 18 million to 20 million tons, compared to previous guidance of 22 million to 24 million tons production and 23 million to 25 million tons sold.

The Company continues to evaluate its planned mining developments to determine which projects should be delayed in light of current market conditions. “We are taking a hard look at each of our capital development projects to assess whether their timing is consistent with long-term profitability. We do not intend to repeat industry mistakes of the past by bringing marginal production into a softening market,” said Hatfield. “We expect to proceed with the signature projects that we believe will be winners in current and future markets, while delaying projects that rely on a more robust market.”

The Company also announced that it has enjoyed two noteworthy positive developments this month. The Company’s ICG Knott County subsidiary successfully started the coal handling facilities and commenced testing of the primary plant operating systems at its new Raven mining complex. The coal preparation plant and rail load-out facility are expected to be fully operational within the next two to three weeks. The Raven No. 1 underground mine has added a second daily production shift in anticipation of the plant start-up. It is expected that the Raven complex will produce 1.2 million tons of coal annually at full production.

ICG’s Vindex Energy subsidiary has entered into an interim lease agreement for a Buffalo Coal Co. load-out facility in Mt. Storm, West Virginia. The lease of this facility is expected to enable ICG to resume rail shipment of premium priced metallurgical coal to its customers.

ICG is a leading producer of coal in Northern and Central Appalachia and the Illinois Basin. The Company has 11 active mining complexes, of which 10 are located in Northern and Central Appalachia and one in Central Illinois. ICG’s mining operations and reserves are strategically located to serve utility, metallurgical and industrial customers throughout the Eastern United States.

Forward-Looking Statements

This press release contains certain statements that are forward-looking statements within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those implied in the forward-looking statements. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: market demand for coal, electricity and steel; availability of qualified workers; future economic or capital market conditions; weather conditions or catastrophic weather-related damage; ICG’s production capabilities; the ongoing integration of Anker and CoalQuest into ICG’s business; the consummation of financing, acquisition or disposition transactions and the effect thereof on ICG’s business; ICG’s plans and objectives for future operations and expansion or consolidation; ICG’s relationships with, and other conditions affecting, ICG’s customers; the availability and costs of key supplies or commodities such as diesel fuel, steel, explosives or tires; prices of fuels which compete with or impact coal usage, such as oil or natural gas; timing of reductions or increases in customer coal inventories; long-term coal supply arrangements; risks in coal mining; unexpected maintenance and equipment failure; environmental, safety and other laws and regulations, including those directly affecting ICG’s coal mining and production, and those affecting our customers’ coal usage; competition; railroad, barge, trucking and other transportation availability, performance and costs; employee benefits costs and labor relations issues; replacement of ICG’s reserves; ICG’s assumptions concerning economically recoverable coal reserve estimates; availability and costs of credit, surety bonds and letters of credit; title defects or loss of leasehold interests in ICG’s properties which could result in unanticipated costs or inability to mine these properties; future legislation and changes in regulations or governmental policies or changes in interpretations thereof, including with respect to safety enhancements; the impairment of the value of goodwill; the ongoing investigation into the Sago Mine explosion; and ICG’s liquidity, results of operations and financial condition. Forward-looking statements made by ICG in this press release or elsewhere speak only as of the date on which the Company makes it. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect the Company or its anticipated results. ICG has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date of issue, except as may be required by law.

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For more information

Contact:

Ira Gamm

Vice President – Investor and Public Relations

(304) 760-2619

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